Registration No. 333- 195680
As filed with the Securities and Exchange Commission on January 19, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
 (Exact name of registrant as specified in its charter)
Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Gilat House
21 Yegia Kapayim Street
Kiryat Arye
Petah Tikva, 49130 Israel
Tel: 972 3-925-2908
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Wavestream Corporation
545 W. Terrace Dr
San Dimas, CA 91773
909-581-9080 phone
909-599-9081 fax
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232	Ran Tal, Adv. Gilat House 21 Yegia Kapayim Street Kiryat Arye Petah Tikva, 49130 Israel Tel: +972-3-925-2908 Fax: +972-3-925-2945	Tuvia J. Geffen, Adv. Idan Lidor, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: 972 3-623-5000 Fax: 972-3-623-5005

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (No. 333-195680) initially filed with the Securities and Exchange Commission (the “Commission”) by Gilat Satellite Networks Ltd. (the  “Registrant”) on May 5, 2014 (the “Registration Statement”) and declared effective by the Commission on May 9, 2014, relating to the registration by the Registrant of up to $50,000,000 aggregate amount of securities of the Company.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to reflect the change by the Registrant of its Authorized Representative and Agent for Service in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikva, Israel, on January 19, 2016.

By:	/s/ Dov Baharav
Dov Baharav
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints Dov Baharav, Adi Sfadia and Ran Tal and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he or she may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities indicated on January 19, 2016.

Signature	Title
/s/ Dov Baharav Dov Baharav	Chairman of the Board and Chief Executive Officer
/s/ Adi Sfadia Adi Sfadia	Chief Financial Officer (Principal Accounting and Financial Officer)
/s/ Amiram Boehm Amiram Boehm	Director
/s/ Dafna Cohen Dafna Cohen	Director
/s/ Ishay Davidi Ishay Davidi	Director
/s/ Gilead Halevy Gilead Halevy	Director
/s/ Amir Ofek Amir Ofek	Director
/s/ Dr. Zvi Lieber Dr. Zvi Lieber	Director
/s/ Kainan Rafaeli Kainan Rafaeli	Director
WAVESTREAM CORPORATION /s/ Adi Sfadia Adi Sfadia	Authorized Representative in the United States